Exhibit 10.1
FIRST AMENDMENT
TO THE
ANALOG DEVICES, INC. AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2009)
     WHEREAS, Analog Devices, Inc. (“Analog”) maintains the Analog Devices, Inc. Amended and Restated Deferred Compensation Plan (effective as of January 1, 2009) (the “Plan”);
     WHEREAS, pursuant to Section 9.1 of the Plan, Analog reserves the right by action to amend the Plan upon the terms and conditions therein respectively set forth; and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has been charged with responsibility for amending the Plan; and
     WHEREAS, the Committee has determined that it is in the best interest of Analog and Plan participants to amend the Plan.
     NOW, THEREFORE, the Plan is amended by this First Amendment, effective as of June 7, 2011, as follows (unless otherwise defined, capitalized terms appearing herein are as set forth in the respective instrument):
1.	The Plan is amended by deleting Section 2.19 in its entirety and replacing it with the following:

“Eligible Employee” means (i) a highly compensated or management employee of the Company or a Selected Affiliate who is designated by the Committee in accordance with Section 3.1 as eligible to participate in the Plan, or (ii) any non-employee member of the Board serving from time to time.”

2.	By adding a new Paragraph 4 to the end of Schedule A (Definitions), as follows:

“Separation from Service” or “Separates from Service” means the termination of services provided to an Employer, whether voluntarily or involuntarily, as determined by the Committee in accordance with Treasury Regulation Section 1.409A-1(h). To avoid doubt, the transfer of an Eligible Employee from his Employer to another Employer shall not constitute a “Separation from Service.”

3.	By capitalizing the term “Separation from Service” or “Separates from Service” in each instance in which each appears in the Plan.
     Except as otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.

     IN WITNESS WHEREOF, the Committee by an appropriate vote in accordance with the Plan’s Administrative Procedures has authorized this Amendment to be executed by Analog this 7th day of June, 2011.

ANALOG DEVICES, INC.
By:	/s/ William Matson
Vice President Human Resources